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EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


        - Image Sciences, Inc.
          Texas
          100% owned


        - FormMaker Software, Inc.
          Georgia
          100% owned


        - EZPower Systems, Inc.
          Delaware
          100% owned


        - Maitland Software, Inc.
          Maine
          100% owned


        - Docucorp Europe Ltd
          London, England
          100% owned


        - Newbridge Information Services, Inc.
          Texas
          100% owned


        - Matrix Digital Technologies, Inc.
          Texas
          100% owned